UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2013

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 13, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Level 3 Communications, Inc. (“Level 3”) amended Exhibit B — Restrictive Covenant Agreement (the “Agreement”) of its Key Executive Severance Plan (the “Plan”).

Level 3 established the Plan to provide eligible executives, who are involuntarily terminated from employment in certain limited circumstances, with severance and welfare benefits.  The Agreement was amended to provide that the non-compete requirements of the Agreement will be applicable during the Restricted Period (as defined in the Agreement) following termination of an eligible executive’s employment only if such termination resulted from a Qualifying Termination (as defined in the Plan).

In addition, the non-compete requirements may be waived during the Restricted Period by Level 3’s chief executive officer and chief administrative officer, in their sole and absolute discretion, in a written waiver signed by both officers.

Level 3’s Named Executive Officers, other than its chief executive officer James Q. Crowe, are Participants (as defined in the Plan) under the Key Executive Severance Plan.

The Committee determined to modify the Agreement as described above to align the effectiveness of the non-compete provisions to only those circumstances where the Participant actually receives a payment under the Plan.

The form of Agreement as amended is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)                              Financial Statements of Business Acquired

None

(b)                              Pro Forma Financial Information

None

(c)                               Shell Company Transactions

None

(d)                              Exhibits

10.1                        Form of Exhibit B — Restrictive Covenant Agreement to the Key Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 19, 2013

Exhibit Index

Exhibit	Description

10.1	Form of Exhibit B — Restrictive Covenant Agreement to the Key Executive Severance Plan.